EXHIBIT 23.2




                                  TECHSYS, INC.


                        147 COLUMBIA TURNPIKE, SUITE 109
                         FLORHAM PARK, NEW JERSEY 07932


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T



                                 April 9, 2002


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, TechSys, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U. S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                                    Very truly yours,

                                                    TechSys, inc.

                                                    /s/ MARK N. RAAB
                                                    -------------------------
                                                    Mark N. Raab
                                                    Chief Financial Officer